UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2023

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendment to Certificate of Incorporation or Bylaws; Change in Fiscal Year

Evofem Biosciences, Inc. (the “Company”) held its Annual Meeting of Stockholders on September 14, 2023 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved a resolution to amend the Company’s existing Amended and Restated Certificate of Incorporation (“Certificate”). The Company’s stockholders approved: (i) an amendment to the Certificate to increase the total number of common shares authorized for issuance by the Company to 3,000,000.000. Detailed descriptions of the amendments to the Certificate are contained in the definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on August 29, 2023.

The Board previously approved the amendment to the Certificate, subject to and conditioned upon stockholder approval at the Annual Meeting. Following stockholder approval of the amendment to the Certificate at the Annual Meeting, the Company prepared an Amended and Restated Certificate of Incorporation to reflect the amendment. The Amended and Restated Certificate of Incorporation is effective as of September 15, 2023. A copy of the Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1.

The descriptions of the amendments to the Certificate contained herein are qualified in their entirety by reference to the full text of the Amended and Restated Certificate of Incorporation attached hereto and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on September 14, 2023 at 8:00 a.m. Pacific Daylight Time at the offices of the Company’s outside counsel, Procopio, Cory, Hargreaves & Savitch LLP, at 12544 High Bluff Drive, Suite 400, San Diego, California 92130 pursuant to a definitive notice and proxy statement filed with the Securities and Exchange Commission on August 29, 2023 (the “Definitive Proxy”). Of the Company’s 8,560,209 eligible votes as of August 7, 2023 (the “Record Date”), 5,011,486 votes (approximately 58.6% of the total eligible votes) were represented by proxy or in person, which constituted a quorum for the purposes of the Annual Meeting. Approximately 13% of eligible votes, present in person or represented by proxy, were from holders of the Company’s Common Stock. All holders of the Company’s 1,800 shares of series E-1 convertible preferred stock issued and outstanding (and eligible to vote on an as-converted basis) as of the Record Date were present in person or represented by proxy.

Each of the matters set forth below is described in detail in the Company’s Definitive Proxy.

The following is a summary of the proposals voted on at the Annual Meeting, including the number of votes cast for, against, and the number of votes withheld and broker non-votes, with respect to each proposal.

Proposal 1

Election of the following nominee as a Class III director of the company, to serve a three-year term until the 2026 Annual Meeting of Stockholders and until her successor is duly elected and qualified.

	Votes For	Votes Against	Votes Withheld	Broker Non-Vote
Saundra Pelletier	4,821,109	-	190,377	-

Proposal 2

Approval, on a non-binding advisory basis, of the compensation of our named executive officers.

Votes For	Votes Against	Votes Withheld	Broker Non-Vote
4,754,413	185,842	71,231	-

Proposal 3

Approval of the amendment unanimously approved by the Company’s board of directors to the Company’s Restated Certificate to authorize an increase in the total number of common shares authorized to 3,000,000,000.

Votes For	Votes Against	Votes Withheld	Broker Non-Vote
4,722,280	271,079	18,127	-

Proposal 4

Ratification of the appointment of BPM LLP as the Company’s Independent Registered Public Accounting firm for the year ending December 31, 2023.

Votes For	Votes Against	Votes Withheld	Broker Non-Vote
4,943,298	34,100	34,088	-

Proposal 5

Authorization of the Company’s board of directors, in its discretion, to adjourn the Annual Meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the Annual Meeting.

Votes For	Votes Against	Votes Withheld	Broker Non-Vote
4,806,992	182,796	21,698	-

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Evofem Biosciences, Inc. dated September 14, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: September 15, 2023	By:	/s/Saundra Pelletier
Saundra Pelletier
Chief Executive Officer